Exhibit 4(f)


                              TRUST AGREEMENT


     This TRUST AGREEMENT, dated as of May 3, 1996, is among PacifiCorp, an Oregon corporation, as "Depositor," The Bank of New York, a New York banking corporation, The Bank of New York (Delaware), a Delaware corporation, and William E. Peressini, not in their individual capacities, but solely as Trustees. The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "PacifiCorp Capital I," in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 28 of Title 12 of the Delaware Code, 12 Del. C Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor, as the sponsor of the Trust, shall have the exclusive right and responsibility to engage in the following activities: (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3

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          (including the prospectus and the exhibits contained therein)
          (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, any other national stock exchange or interdealer quotation system (collectively, the "Exchange") and execute on behalf of the Trust listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement. In the event that any of the filings referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, William E. Peressini, in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

     5.   This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be three and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees, provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise metes the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Depositor.

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     7.   This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                       PACIFICORP, as Depositor

                                       By W.E. PERESSINI
                                          --------------------------------
                                           Name:
                                           Title:


                                       THE BANK OF NEW YORK,
                                       not in its individual capacity but
                                       solely as Trustee

                                       By VIVIAN GEORGES
                                          --------------------------------
                                           Name: Vivian Georges
                                           Title: Assistant Vice President


                                       THE BANK OF NEW YORK (DELAWARE),
                                       not in its individual capacity but
                                       solely as Trustee

                                       By WALTER DOUGLAS
                                          --------------------------------
                                           Name:
                                           Title:


                                       William E. Peressini,
                                       not in his individual capacity but
                                       solely as Trustee

                                       W.E. PERESSINI
                                       -----------------------------------

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